Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 2, 2005

Dialog Group, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 000-30294

Delaware	87-0394290
(State or other jurisdiction of incorporation or organization )	(I.R.S. Employer Identification No.)

Twelfth Floor, 257 Park Avenue South, New York, NY 10010
(Address of Principal Executive Offices)

212-254-1917
(Registrant's Telephone number, including area code)

Item 8.01 Other Events.

In April 2003, Dean Eaker and Bruce Biegel commenced an arbitration proceeding against Dialog Group and its former subsidiary, TDMI, relating to the termination of their employment before the American Arbitration Association in New York City. They sought monetary damages in the amounts of $258,789 and $117,000, respectively. After the end of the fiscal year, on January 17, 2005, the arbitration panel awarded $292,477 to Dean Eaker and 139,847 to Bruce Biegel and found Dialog Group responsible for the award. Dialog Group initiated discussions to compromise this amount and is contemplating an appeal. The full amount of the award has been accrued on Dialog Group’s books and is charged to loss on discontinued operations.

On March 2, 2005 Dialog Group was informed that Eaker and Biegel intended to file with the New York State courts to seek enforcement of their award. Dialog Group intends to contest the filing and continues to consider its appeal options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOG GROUP, INC.

Date: March 4, 2005	By:	/s/ Peter V. DeCrescenzo

Peter V. DeCrescenzo, President & CEO